EXHIBIT 10.6
                                  FEE AGREEMENT

THIS AGREEMENT made this 31st day of May, by and between Winmax Trading Group,
Inc. (hereinafter "Client") with a mailing address of 429 Seabreeze Boulevard,
Suite 227, Fort Lauderdale, FL 91764 and telephone number of (954) 523-4500, and
Eileen V. Booth (hereinafter Administrative Assistant).

1.   Client retains Administrative Assistant to assist Client regarding corporate/securities clerical related matters and authorizes and empowers
Administrative Assistant to do all things reasonably necessary to complete corporate and securities transactions and agrees to pay Administrative Assistant for the services rendered on the following terms and conditions:

        a.   On the basis of the time expended by Administrative Assistant, a fee shall consist of 5,000 shares of common stock of Winmax Trading
             Group, Inc. All referenced shares shall be registered pursuant to a
             Registration Statement on Form S-8.

        b.   Client shall also be responsible for costs incurred in connection with such services, including, but not limited to, long distance phone calls, transcripts, photocopies, postage, filing fees, and costs of newspaper publications.

2.   Administrative Assistant will render a final statement for services provided and costs incurred.  If Client disagrees with any charge for fees or costs, Client must notify Administrative Assistant in writing within ten (10)
days after the date of mailing. Otherwise, all charges are agreed by Client to be approved and accepted.  All bills are due when rendered.

         IN WITNESS WHEREOF, the parties have executed this Agreement the date first mentioned above.

ACCEPTED:

        Eileen V.  Booth                   Winmax Trading Group, Inc.
By: /s/ Eileen V. Booth                    By:   /s/ Ralph Pistor
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        Administrative Assistant                     Ralph Pistor, President